UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 5, 2017, in connection with the Notes Offering (as defined below), Parsley Energy, LLC (“Parsley LLC”) and Parsley Finance Corp. (“Finance Corp.” and, together with Parsley LLC, the “Issuers”), each a subsidiary of Parsley Energy, Inc. (the “Company”), provided the results of operations and operational guidance set forth below in the disclosures provided to investors. Capitalized terms used but not defined below have the meaning given such terms in the offering circular related to the Notes Offering.

Preliminary Third Quarter Production Estimate; Operational Update

As of the date of the offering circular, we have not finalized our operational results for the three months ended September 30, 2017. However, based on preliminary information, we estimate our average net production for the three months ended September 30, 2017 to be between 70 and 71 MBoe/d, as compared to 43 MBoe/d for the three months ended September 30, 2016. This preliminary estimate reflects certain impacts of Hurricane Harvey and the deferral of anticipated non-operated activity. This preliminary estimate is derived from our internal records and is based on the most current information available to management. Our normal reporting processes with respect to the foregoing preliminary operational data have not been fully completed and, during the course of our review process on this preliminary estimate, we could identify items that would require us to make adjustments that could affect our final results. Any such adjustments could be material.

Additionally, as a result of the impacts of Hurricane Harvey and the deferral of anticipated non-operated activity described above, we recently narrowed our estimated average net production guidance for the year ending December 31, 2017 from a range of 67 to 73 MBoe/d to a range of 67 to 68 MBoe/d, and similarly narrowed our estimated average net production guidance for the three months ending December 31, 2017 from a range of 80 to 90 MBoe/d to a range of 80 to 83 MBoe/d. This forward-looking guidance represents our management’s estimates as of the date of the offering circular and is based upon our current planned capital expenditures, drilling activity and well results. Achieving these production estimates and maintaining the required drilling activity to achieve these estimates will depend on the availability of capital, regulatory approvals, commodity prices, drilling and completion costs, actual drilling results and other factors. These estimates are also subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this offering circular and in our Annual Report, which is incorporated herein by reference. To the extent any of these factors changes adversely, we may not be able to achieve these production results.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

Offering of Senior Notes

On October 5, 2017, Parsley LLC issued a news release announcing that, subject to market and other conditions, the Issuers intend to commence a private offering of $600 million in aggregate principal amount of senior unsecured notes due 2027 (the “Notes Offering”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

In connection with the Notes Offering, the Issuers provided the additional recent developments, risk factors and updated cash and cash equivalents balance set forth below in the disclosures provided to investors. Capitalized terms used but not defined below have the meaning given such terms in the offering circular related to the Notes Offering.

Fifth Amendment to Revolving Credit Facility

We are currently in the process of negotiating the fifth amendment to our revolving credit facility (the “Fifth Amendment”). While the terms of the Fifth Amendment have not yet been finalized and thus remain subject to change and lender approval in all respects, we expect that the Fifth Amendment will: (i) increase the borrowing base under our revolving credit facility from $1.4 billion to $1.8 billion (although the aggregate elected commitments under our revolving credit facility will remain at $1.0 billion); (ii) decrease the applicable margins for borrowings under our revolving credit facility to a range of (A) 1.5% to 2.5% for LIBOR based borrowings and (B) 0.5% to 1.5% for alternative base rate based borrowings, with the specific applicable margins determined by reference to borrowing base utilization; (iii) provide flexibility, subject to certain conditions, to enter into “reverse 1031 exchanges” under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”); (iv) provide enhanced flexibility, subject to certain dollar limitations, to make investments in unrestricted subsidiaries and joint ventures and to make other investments; and (v) provide enhanced flexibility, subject to certain conditions, to dispose of oil and gas properties not evaluated in the reserve reports delivered to the lenders pursuant to our revolving credit facility. There can be no assurance that we will be able to enter into the Fifth Amendment on the terms described above or at all. Specifically, while we expect the Fifth Amendment to increase the borrowing base under our revolving credit facility from $1.4 billion to $1.8 billion as described above, the terms of our revolving credit facility provide that the borrowing base will automatically be reduced from $1.4 billion to $1.25 billion in connection with the Notes Offering. Although we intend to seek a waiver of the automatic reduction from our lenders to maintain the borrowing base at $1.4 billion, and ultimately to increase the borrowing base to $1.8 billion pursuant to the Fifth Amendment, we note that the lenders are not obligated to grant such waiver. References to our borrowing base in the offering circular do not take into account any increase in borrowing base pursuant to the Fifth Amendment. Although our borrowing base under the current revolving credit facility may be automatically reduced to $1.25 billion in connection with the Notes Offering, the available borrowing capacity will remain at $997.3 million.

* * * * *

Legislation or regulatory initiatives intended to address seismic activity could restrict our drilling and production activities, as well as our ability to dispose of saltwater gathered from such activities, which could consequently limit our ability to produce oil, natural gas, and NGLs economically and have a material adverse effect on our business.

State and federal regulatory agencies recently have focused on a possible connection between hydraulic fracturing-related activities and an increased occurrence of seismic activity, and regulatory agencies at all levels are continuing to study the possible link between oil and gas activity and seismic activity. When caused by human activity, such seismic activity is called induced seismicity. In response to these concerns, regulators in some states are seeking to impose additional requirements, including requirements in the permitting of saltwater disposal wells or otherwise, to assess any relationship between seismicity and the use of such wells. We dispose of large volumes of saltwater gathered from our drilling and production operations pursuant to permits issued to us by governmental authorities overseeing such disposal activities. While these permits are issued pursuant to existing laws and regulations, these legal requirements are subject to change, which could result in the imposition of more stringent operating constraints or new monitoring and reporting requirements, owing to, among other things, the concerns of public or of governmental authorities regarding such gathering or disposal activities. The adoption and implementation of any new laws or regulations that restrict our ability to use hydraulic fracturing or dispose of saltwater gathered from our drilling and production activities by limiting volumes, disposal rates, disposal well locations or otherwise, or requiring disposal wells to shut down, could have a material adverse effect on our business, financial condition and results of operations.

* * * * *

Our actual operating results could differ materially from the guidance included in the offering circular.

We have included in the offering circular certain forecasted production results. This forward-looking guidance represents our management’s estimates as of the date of the offering circular and is based upon our current planned capital expenditures, drilling activity and well results. Achieving these production estimates and maintaining the required drilling activity to achieve these estimates will depend on the availability of capital, regulatory approvals, commodity prices, drilling and completion costs, actual drilling results and other factors. These estimates are also subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the offering circular and in our Annual Report, which is incorporated in the offering circular by reference. To the extent any of these factors changes adversely, we may not be able to achieve these production results. Many of these risks and uncertainties are beyond our control, such as declines in commodity prices and the speculative nature of estimating natural gas, NGLs and oil reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our actual operating results may be materially and adversely different from our guidance. In addition, investors should also recognize that the reliability of any guidance diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

* * * * *

As of October 2, 2017, we had approximately $247.0 million in cash and cash equivalents.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated October 5, 2017, titled “Parsley Energy, LLC Announces $600 Million Private Offering of Senior Unsecured Notes due 2027.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel

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